DIRECTOR RESTRICTED STOCK UNIT AWARD CERTIFICATE
Non-transferable
GRANT TO
________________________________
(the “Participant”)
by ScanSource, Inc. (the “Company”) of
the right to acquire ______________ shares of its common stock, no par value (the “Shares”)
pursuant to and subject to the provisions of the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and to the terms and conditions set forth in this Award Certificate (the “Award Certificate”). This Award Certificate describes terms and conditions of the Restricted Stock Unit Award (the “Award”) granted herein and constitutes an agreement between the Participant and the Company.
Unless vesting is accelerated in accordance with the Plan or the Award Certificate, the vesting restrictions imposed under Section 2 of the Award Certificate will expire with respect to the Award and the Shares subject to the Award on the six-month anniversary of the Grant Date (as defined below), provided that the Participant has been continuously serving as a Director of the Company from the Grant Date until the vesting date.
IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be executed as of the Grant Date.
SCANSOURCE, INC.
By:_____________________________
Its: Authorized Officer
Grant Date: (the “Grant Date”):

AWARD CERTIFICATE TERMS AND CONDITIONS
1.Grant of Award. ScanSource, Inc. (the “Company”) hereby grants to the Participant named on Page 1 hereof (the “Participant”), subject to the restrictions and the other terms and conditions set forth in the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and in this Award Certificate, a Restricted Stock Unit Award (the “Award”) for the number of Shares indicated on Page 1 hereof of the Company’s common stock. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by the Company and that will be settled in shares of Stock if and only to the extent permitted under the Plan and this Award Certificate. Prior to issuance of any Shares upon vesting of the Award, the Award shall represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2.    Restrictions; Forfeiture. The Award and the underlying Shares are subject to the following restrictions. No right or interest of the Participant in the Award, to the extent restricted, may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate or shall be subject to any lien, obligation or liability of the Participant to any other party other than the Company or an Affiliate. Except as otherwise provided in the Plan, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Prior to vesting, the Shares subject to the Award may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Except as may be otherwise provided in the Plan or this Award Certificate, if the Participant’s service with the Company terminates for any reason other than as set forth in paragraphs (b) or (c) of Section 3 hereof, and unless the Board determines otherwise, then the Participant shall forfeit all of the Participant’s right, title and interest in and to the Award and the Shares to the extent the Award (and corresponding Shares) were not vested as of the date the Participant’s Continuous Status as a Participant terminates. The restrictions imposed under this section shall apply to all Shares or other securities issued with respect to Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.
3.    Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):
(a)    As to all of the Shares, on the sixth month anniversary of the Grant Date, as specified on page 1 hereof, provided the Participant is still in service as a Director of the Company on the vesting date and has been in service since the Grant Date; or
(b)    As to all of the Shares, upon the termination of the Participant’s service as a Director due to death, Disability or a separation from service (as defined under Code Section 409A) due to Retirement; or
(c)    As to all of the Shares, in the event of a Change in Control.
(d)    For clarification, for the purposes of this Section 3, “Retirement” shall have the meaning given such term in the Plan, and “Disability” shall have the meaning given such term in the Plan, except that the phrase “12 months” shall be replaced by the phrase “six months”.
4.    Settlement of Award; Delivery of Shares. No certificate or certificates for the Shares shall be issued at the time of grant of the Award. A certificate or certificates for the Shares underlying the Award (or, in the case of uncertificated Shares, other written evidence of ownership in accordance with applicable laws) shall be issued in the name of the Participant (or his beneficiary) only in the event, and to the extent, that the Award has vested. Notwithstanding the foregoing, the following provisions shall apply: (a) except as provided under Section 4(b) herein or to the extent otherwise required or permitted under Code Section 409A, any Shares or other benefits payable pursuant to the Award shall, upon vesting of the Award, be distributed to the Participant (or his beneficiary) no later than the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; and (b) in the event that the Participant is subject to taxation under Code Section 409A and the Restriction Period ends (and the Award vests) due to a separation from service (as defined under Code Section 409A) upon Retirement, then the Shares shall be delivered to the Participant (or his beneficiary) within ninety (90) calendar days after the end of the Restriction Period (provided that if such ninety (90)-day period begins in one calendar year and ends in another, the Participant (or his beneficiaries) shall not have the right to designate the calendar year of payment), and, provided, further, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is due to separation from service, then such distribution shall be subject to delay as provided in Section 18.22 of the Plan (or any successor provision thereto).
5.    Voting and Dividend Rights. The Participant shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and only to the extent that) the Award has vested and certificates for such Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).
6.    No Right of Continued Service or to Future Awards. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or its shareholders to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate. The grant of the Award does not create any obligation to grant further awards.
7.    Tax Matters. The Participant will, no later than the date as of which any amount related to the Shares first becomes includable in the Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act (FICA) taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from this Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares (or other benefit) subject to the Award and that the Participant has been advised that he should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and this Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
8.    Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). This Award Certificate sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. This Award Certificate may be amended as provided in the Plan.
9.    Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.
10.    Severability. If any one or more of the provisions contained in this Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
11.    Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.
12.    Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Participant’s rights with respect to the Award may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company.
13.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

Director RSU Agreement (Service-Based) (2013 Plan)